As filed with the Securities and Exchange Commission on April 17, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Better Home & Finance Holding Company
(Exact name of registrant as specified in its charter)

Delaware	93-30299901
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 World Trade Center
285 Fulton Street, 80th Floor, Suite A
New York, New York 10007
(415) 522-8837
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Loveen Advani
Chief Financial Officer
1 World Trade Center
285 Fulton Street, 80th Floor, Suite A
New York, New York 10007
(415) 522-8837
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Bryan K. Brown
Justin W. McKithen
Jones Day
717 Texas Avenue, Suite 3300
Houston, Texas 77002
(832) 239-3939

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete any may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to by these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED APRIL 17, 2026
PRELIMINARY PROSPECTUS
211,312 Shares of Class A Common Stock

This prospectus covers the offer and resale by the selling stockholder (the “selling stockholder”) identified in this prospectus of up to an aggregate of 211,312 shares of our Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”). The 211,312 shares of our Class A Common Stock and warrant were sold to the selling stockholder in a private placement that closed on February 17, 2026 (the “Private Placement”).
We are not selling any shares of Class A Common Stock under this prospectus and will not receive any proceeds from the sale by the selling stockholder of such shares.
Sales of the shares by the selling stockholder may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholder may sell the shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder, the purchasers of the shares, or both.
We are paying the cost of registering the shares of Class A Common Stock covered by this prospectus as well as various related expenses. The selling stockholder is responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of its shares. See “Plan of Distribution” for more information about how the selling stockholder may sell or dispose of its shares.

Investing in our Class A Common Stock involves a high degree of risk. Before making an investment decision, please read the information under “Risk Factors” on page 8 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference herein.
Our Class A Common Stock and warrants to purchase shares of our Class A Common Stock (“Public Warrants”) are listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “BETR” and “BETRW,” respectively. On April 16, 2026, the closing price of our Class A Common Stock was $37.33 per share and $0.34 per Public Warrant.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and are eligible for reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus Dated __________, 2026

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this registration statement, the selling stockholder may sell from time to time in one or more offerings the Common Stock described in this prospectus.
We have not authorized anyone to provide you with different information from the information contained or incorporated by reference in this prospectus. You should not assume that the information contained in this prospectus or any document incorporated by reference is accurate as of any date, other than the date mentioned on the cover page of these documents. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” the “Company,” “Better” and similar terms refer to “Better Home & Finance Holding Company.”
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the internet at the SEC’s website at http://www.sec.gov. We make available, free of charge, on our website at www.better.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained on or through that site, other than documents we file with the SEC that are specifically incorporated by reference into this prospectus.

INFORMATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (2) after the date of this prospectus until the offering of the securities is terminated:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2025;
•our Current Reports on Form 8-K, filed with the SEC on  February 23, 2026, March 19, 2026, March 25, 2026, and April 9, 2026 (except, in each case, any information, including exhibits, furnished and not filed with the SEC); and
•the description of our Common Stock set forth in Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on August 19, 2024, and all amendments and reports filed for the purpose of updating that description.
We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.
We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:
1 World Trade Center
285 Fulton Street, 80th Floor, Suite A
New York, New York 10007
(415) 522-8837

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any applicable prospectus supplement contain forward-looking statements, which reflect our current views with respect to, among other things, our operations and financial performance. All statements other than statements of historical facts contained in this prospectus and any applicable prospectus supplement are forward-looking statements, including any statements regarding our business, operations and financial performance, including:
•Our ability to operate under and maintain or improve our business model;
•The effect of interest rates on our business, results of operations, and financial condition;
•Our ability to expand our customer base, grow market share in our existing markets and enter into new markets;
•Our ability to respond to general economic conditions, particularly changes in prevailing interest rates and lower home sales and refinancing activity;
•Our ability to respond to changes in Fannie Mae and Freddie Mac and certain other government sponsored enterprises and agencies;
•Our ability to restore our growth and our expectations regarding the development and long-term expansion of our business;
•Our ability to comply with laws and regulations related to the operation of our business, including any changes to such laws and regulations;
•Our ability to achieve and maintain profitability in the future;
•Our ability and requirements to raise additional financing in the future;
•Our estimates regarding expenses, future revenue, capital and additional financing requirements;
•Our ability to maintain, expand and be successful in our strategic relationships with third parties;
•Our ability to maintain an effective system of internal controls over financial reporting;
•Our ability to develop new products, features and functionality that meet market needs and achieve market acceptance;
•Our ability to retain, identify and hire individuals for the roles we seek to fill and staff our operations appropriately;
•The involvement of our Chief Executive Officer in litigation related to prior business activities, our business activities and associated negative media coverage;
•Our ability to recruit and retain additional directors, members of senior management and other team members, including our ability in general, and our Chief Executive Officer’s ability in particular, to maintain an experienced executive team;
•Our ability to successfully manage the geopolitical risks associated with our international operations;
•Our ability to maintain and improve morale and workplace culture and respond effectively to the effects of negative media coverage;
•The effect of the development, proliferation and use of artificial intelligence (“AI”) on our business;
•Our ability to maintain, protect, assert and enhance our intellectual property rights;

•Our ability to maintain the listing of our Class A Common Stock and warrants on Nasdaq;
•Our ability to maintain certain lines of credit and obtain future financing on commercially favorable terms to fund loans and otherwise operate our business;
•The volatility, liquidity and trading of our Class A Common Stock and warrants, including volatility due to potential short squeezes;
•Future sales of substantial amounts of our Class A Common Stock, or the perception that such sales may occur; and
•the impact of geopolitical developments, including the ongoing military conflict and related incursions involving Iran.
These statements involve know and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievement to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” or the negative of these terms and other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, the risks described under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus.

SUMMARY
This summary highlights certain information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. We encourage you to read this entire prospectus supplement, the accompanying prospectus, the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” together with our consolidated financial statements and the related notes thereto in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and the other documents incorporated herein by reference, before making a decision whether to invest in our Class A Common Stock.
Company Overview
Better is a technology-enabled homeownership company that offers mortgage, home equity, and other homeownership products through a digital platform. Our services are designed to support customers across key stages of the homeownership cycle including purchase, ownership, refinance, and sale. Founded in 2015, we built our business with a technology-first approach. Our proprietary platform supports both consumer-facing offerings and offerings provided to third-party strategic partners and is designed to scale across products, channels, and market conditions. We serve customers in all 50 U.S. states and the United Kingdom.
The home is among the world’s largest, oldest, and most tangible asset classes and yet, while other industries are undergoing end-to-end digital transformations, the homeownership journey remains mired in legacy inefficiencies. High transaction costs, regulatory complexity, and sprawling intermediary stack come at the expense of the consumer, leading to frustration and impeding digital adoption. We believe our advanced technology stack, which we call Tinman®, enables us to deliver on what we believe is most important for our customers: a seamless experience, time saved, and higher certainty on the single biggest financial decision of their lives.
Company Information
Better Home & Finance Holding Company is a Delaware corporation. Our principal executive offices are located at 285 Fulton Street, 80th Floor, Suite A, New York, NY 10007 and our telephone number at that address is (415) 523-8837. Our website is located at www.better.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus, and you should not consider it part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.
Emerging Growth Company and Smaller Reporting Company Status
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933 (Securities Act), as modified by the Jumpstart Our Business Startups Act of 2012 (JOBS Act), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and securityholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or that do not have a class of securities registered under the Exchange Act are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is not an emerging growth company or is an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of Aurora Acquisition Corp.’s initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700.0 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References to “emerging growth company” have the meaning ascribed to it in the JOBS Act.
We are also a smaller reporting company, as defined in the Exchange Act. Even after we no longer qualify as an emerging growth company, we may still qualify as a smaller reporting company, which would allow us to continue taking advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

The Offering

Class A Common Stock offered by the selling stockholder	211,312 shares

Terms of the offering	The selling stockholder will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of the shares of Common Stock covered by this prospectus.

Risk factors	See “Risk Factors” on page 4 for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

Nasdaq symbol	BETR
The selling stockholder named in this prospectus may offer and sell up to 211,312 shares of our Class A Common Stock. Our Class A Common Stock is currently listed on Nasdaq under the symbol “BETR.” Shares of our Class A Common Stock that may be offered under this prospectus are fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholder of any of the Class A Common Stock covered by this prospectus. Throughout this prospectus, when we refer to the shares of our Class A Common Stock being registered on behalf of the selling stockholder for offer and resale, we are referring to the shares of Class A Common Stock that have been issued to the selling stockholder and the shares of Class A Common Stock issuable upon exercise of the warrant issued in the Private Placement as described above. When we refer to the selling stockholder in this prospectus, we are referring to the selling stockholder identified in this prospectus and, as applicable, its permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.
On February 17, 2026, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the selling stockholder named in this prospectus, pursuant to which we issued and sold a warrant (the “Warrant”) to purchase up to an aggregate of 211,312 shares (the “Warrant Shares”) of Class A Common Stock. The purchase price of the Warrant was $0.01 (the “Purchase Price”). The Warrant was exercisable upon the occurrence of two separate exercisable events. The first exercisable event (“Exercisable Event A”) occurred when the selling stockholder’s beneficial ownership of our Class A Common Stock exceeded 4.99% of the then-outstanding shares of Class A Common Stock, at which time the Warrant became exercisable for up to 105,656 shares of Class A Common Stock (the “First Exercisable Portion”) at an exercise price of $27.00 per share. The second exercisable event (“Exercisable Event B”) occurred when, (i) the selling stockholder purchased the entire First Exercisable Portion, and (ii) the selling stockholder’s beneficial ownership exceeded 8.98% of the then-outstanding shares of Class A Common Stock. Upon Exercisable Event B, the Warrant became exercisable for up to the remaining 105,656 Warrant Shares at an exercise price of the greater of (x) $27.00 and (y) 90% of the 30-day volume-weighted average trading price per share of the Class A Common Stock on the date of Exercisable Event B. For additional information regarding the Purchase Agreement, refer to the summary included under Item 1.01 of our Current Report of Form 8-K filed with the SEC on February 23, 2026, which is incorporated by reference herein.
On February 17, 2026, in connection with the Purchase Agreement we also entered into a Registration Rights Agreement (the “Registration Rights Agreement”), with the selling stockholder, pursuant to we agreed to register for resale under the Securities Act, certain securities acquired by the selling stockholder, including the Warrant Shares. Under the terms of the Registration Rights Agreement, we agreed to (i) prepare and file one or more registration statements with the SEC covering the resale of the Warrant Shares no later than 60 calendar days following the date of completion of the conditions precedent set forth in the Purchase Agreement (the “Closing Date”), and (ii) have the initial registration statement declared effective no later than the 90th calendar after the Closing Date, subject to applicable terms described in the Registration Rights Agreement. For additional information regarding the Registration Rights Agreement, refer to the summary included under Item 1.01 of our Current Report on Form 8-K filed with the SEC on February 23, 2026, which is incorporated by reference herein.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before you decide to invest in our securities, you should carefully consider the risks set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference herein and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The occurrence of one or more of the events or circumstances described in such risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on our business, reputation, revenue, financial condition, results of operations and future prospects, in which event you could lose all or part of your investment.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale or other disposition of shares of our Class A Common Stock held by the selling stockholder pursuant to this prospectus. We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our Class A Common Stock to be sold by the selling stockholder pursuant to this prospectus. Other than registration expenses, the selling stockholder will bear underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of shares of our Class A Common Stock.

SELLING STOCKHOLDER
The selling stockholder may sell some, all or none of its shares. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholder. As a result, we cannot estimate the number of shares of Class A Common Stock the selling stockholder will beneficially own after termination of sales under this prospectus. In addition, the selling stockholder may have sold, transferred or otherwise disposed of all or a portion of its shares of Class A Common Stock since the date on which it provided information for the table below.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.
The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes the sale of all shares being offered by the selling stockholder under this prospectus. This information has been obtained from the selling stockholder or in Schedules 13G or 13D and other public documents filed with the SEC. The percentage of shares owned after the offering is based on 13,079,960 shares of Class A Common Stock outstanding as of April 14, 2026.

	Before Offering		After Offering
Name	Number of Shares Beneficially Owned	Number of Shares Offered	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Framework Ventures IV L.P.(1)	1,006,696	211,312	795,384	6.1%
__________________
(1)Securities offered hereby consist of 211,312 shares of Class A Common Stock held of record by Framework Ventures IV L.P. The business address of Framework Ventures IV L.P. is 600 Montgomery Street, 42nd Floor, San Francisco, CA 94111.

PLAN OF DISTRIBUTION
The selling stockholder, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Class A Common Stock or interests in shares of Class A Common Stock received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock or interests in shares of Class A Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:
•distributions to members, partners, stockholders or other equityholders of the selling stockholder;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.
The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of Class A Common Stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Class A Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the selling stockholder list to include the pledgee, transferee or other successors in interest as a selling stockholder under this prospectus. The selling stockholder may also transfer the shares of Class A Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholder for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our Class A Common Stock short and deliver these securities to close out its short positions, or loan or pledge the Class A Common Stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholder from the sale of the Class A Common Stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrant by payment of cash, however, we will receive the per share exercise price of the warrant.
The selling stockholder may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.
The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the Class A Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholder shall not be deemed to be an underwriter solely as a result of its participation in this offering). Any discounts, commissions, concessions or profit it earns on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If the selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, then it will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our Class A Common Stock to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the Class A Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling stockholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the selling stockholder to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the selling stockholder shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date that all “Registrable Securities” as such term is defined in the Registration Rights Agreement, may be resold by non-affiliates under Rule 144 without regard to any volume or manner-of-sale limitations.

LEGAL MATTERS
Jones Day will pass upon certain legal matters relating to the validity of the shares of Class A Common Stock offered pursuant to this registration statement.
EXPERTS
The consolidated financial statements as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this Prospectus by reference to Better Home & Finance Holding Company’s Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
Set forth below is a table of the registration fee for the SEC and estimates of all other expenses to be paid by the registrant in connection with the issuance and distribution of the securities described in the registration statement:

SEC registration fee	$960
Stock exchange listing fee	—
Legal fees and expenses	$15,000
Accounting fees and expenses	$40,000
Miscellaneous	$15,000
Total	$70,960
Item 15. Indemnification of Directors and Officers.
The Company’s Amended and Restated Certificate of Incorporation and Bylaws provide indemnification and advancement of expenses for the Company’s directors and officers to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”), subject to certain limited exceptions. Pursuant to Section 102(b)(7) of the DGCL, a corporation may eliminate the personal liability of a director to the corporation or its securityholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director’s duty of loyalty to the corporation or its securityholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit.
The Company’s Bylaws provide that the Company will indemnify to the fullest extent permitted by law any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director or executive officer of the Company or, while serving as a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan, fund, or other enterprise. The Bylaws also provide for mandatory indemnification to the fullest extent permitted by applicable law against all expenses (including attorney’s fees), judgments, fines (including any excise taxes or penalties), and amounts paid in settlements.
The Company has entered into indemnification agreements with each of its directors and officers to provide contractual indemnification in addition to the indemnification provided for in its Amended and Restated Certificate of Incorporation and Bylaws. The Company also maintains liability insurance for the benefit of its directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling us pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

Exhibit Number	Exhibit Description	Incorporation by Reference
		Form	Exhibit	Filing Date
1.1	Securities Purchase Agreement, dated February 17, 2026, between Better Home & Finance Holding Company and Framework Ventures IV L.P.	8-K	10.1	February 23, 2026
4.1	Amended and Restated Certificate of Incorporation of the Registrant.	10-K	3.1	April 18, 2024
4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Registrant.	8-K	3.1	August 19, 2024
4.3	Bylaws of the Registrant.	8-K	3.2	August 25, 2023
4.5	Warrant, dated February 17, 2026, between Better Home & Finance Holding Company and Framework Ventures IV L.P.	8-K	4.1	February 23, 2026
4.6	Registration Rights Agreement, dated February 17, 2026, between Better Home & Finance Holding Company and Framework Ventures IV L.P.	8-K	10.2	February 23, 2026
5.1	Opinion of Jones Day.
23.1	Consent of Jones Day (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.
24.1	Power of Attorney (included on the signature page hereto).
107	Filing Fee Table.
Item 17. Undertakings.
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Paragraphs (a)(1)(i), (1)(ii), and (1)(iii) of this section do not apply if the registration statement is on Form S–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)that, for the purpose of determining liability under the Securities Act to any purchaser:
(i)each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by such undersigned Registrant;
(iii)the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and
(iv)any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.
(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)The undersigned registrant hereby undertakes that:
(1)For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on April 17, 2026.

Better Home & Finance Holding Company

By:	/s/ Loveen Advani
Loveen Advani
Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Paula Tuffin and Loveen Advani, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vishal Garg	Chief Executive Officer and Director	April 17, 2026
Vishal Garg	(Principal Executive Officer)

/s/ Loveen Advani	Chief Financial Officer, (Principal	April 17, 2026
Loveen Advani	Financial and Accounting Officer)

/s/ Harit Talwar	Director and Chairman	April 17, 2026
Harit Talwar	of the Board of Directors

/s/ David Barse	Director	April 17, 2026
David Barse

/s/ Michael Farello	Director	April 17, 2026
Michael Farello

/s/ Hugh Frater	Director	April 17, 2026
Hugh Frater

Signature	Title	Date

/s/ Arnaud Massenet	Director	April 17, 2026
Arnaud Massenet

/s/ Bhaskar Menon	Director	April 17, 2026
Bhaskar Menon